Confidential

March 6 , 2008

Abax Lotus Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Street
Central, Hong Kong SAR

CCIF Petrol Limited
Kingston Chambers, PO Box 173
 Road Town, Tortola,
 British Virgin Islands

Re: Indenture dated as of September 28, 2007, by and among Sinoenergy Corporation, a Nevada corporation (the “Company”), DB Trustees (Hong Kong) Limited, as Trustee, Deutsche Bank AG, Hong Kong Branch as Paying Agent, DB Trustees (Hong Kong) Limited as Collateral Agent and Deutsche Bank AG, Hong Kong Branch as Conversion Agent (the "Indenture”), relating to the issue of 3.0% Guaranteed Senior Convertible Notes due 2012 (the “Notes”)

Ladies and Gentlemen:

In this agreement (this “Agreement”), capitalized terms used but not defined herein have the respective meanings assigned to them in the Indenture. Pursuant to Section 14.05(i) of the Indenture, the Company is required to adjust the Conversion Rate upon occurrence of a Financial and Operational Trigger that is found upon completion of the Company’s annual audit. In order to avoid any adjustment to the Conversion Rate by reason of any Financial and Operational Trigger that may be found to have occurred for the twelve-month period ending December 31, 2007, Skywide Capital Management Limited (“Skywide”) proposes to pay to Abax Lotus Ltd. (“Abax”) the sum of US$400,000 and CCIF Petrol Limited (“CCIF”) the sum of US$200,000 (collectively, the “Waiver Payments”), but payment to Abax or CCIF, as the case may be, shall be made only on the condition that Abax or CCIF, as the case may be, executes and delivers to the Trustee for the Notes the Waiver in the form attached hereto as Exhibit A.

Skywide’s proposal is not based on whether or not a Financial and Operational Trigger has actually occurred, but rather on the basis of avoiding any potential application of the adjustment to the Conversion Rate and is made to induce Abax and CCIF to execute the Waiver.

In consideration of Abax and CCIF executing and delivering the Waiver, Skywide promises to promptly pay within 5 business days of demand therefor all costs and expenses (which, together with the Waiver Payments, is referred to herein as the “Investor Amounts”), including without limitation, fees and disbursements of counsel to Abax and CCIF, incurred in connection with the preparation, review, execution, delivery, performance and enforcement of rights and remedies in connection with this Agreement, the Waiver and the transactions arising therefrom or relating thereto.

Skywide promises to pay the Waiver Payments by wire transfer in immediately available funds to both Abax and CCIF on or before December 1, 2008, except if required sooner as expressly described below. If Skywide defaults in paying any Investor Amounts, interest on defaulted amounts (and, to the extent lawful, on overdue installments of interest) shall accrue at a rate that is equal to LIBOR + 5.0% per annum.

Until Abax’s and CCIF’s actual receipt in full of their respective Investor Amounts:

(i)
Skywide shall not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, including, without limitation, through a deed of trust, deposit arrangement, security interest, lien, charge, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, all or any part of or any interest in the common stock of the Company, now or hereafter owned or acquired by Skyline. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of the common stock of the Company now or hereafter owned or acquired by Skyline, not made in conformity with this Agreement, shall be null and void and cause the Waiver Payments to become immediately due and payable;

(ii)
Skywide shall procure from the Company’s transfer agent physical certificates representing all shares of the Company’s common stock owned by Skywide and shall deliver any and all physical share certificates of the common stock of the Company issued to it by the Company to Abax until such time as all respective Investor Amounts have been paid by Skywide and actually received by Abax and CCIF. Upon actual receipt of all respective Investor Amounts by Abax and CCIF, Abax shall promptly return the share certificates to Skywide.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto agrees that any suit, action or proceeding against Skywide arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Skywide hereby appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY 10017, Facsimile No. +1

212 750 1361, as its authorized agent upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement. Neither Abax nor CCIF shall be precluded by the foregoing from pursuing remedies in any other appropriate jurisdiction.

Please confirm that the foregoing correctly sets forth the agreement among us by executing a copy of this Agreement and returning it to us.

Very truly yours,

SKYWIDE CAPITAL MANAGEMENT LIMITED

By:
Name:

Title:

Accepted and Agreed:

ABAX LOTUS LTD.

By:
Name:

Title:	Authorized Signatory

CCIF PETROL LIMITED

By:
Name:

Title:	Authorized Signatory

EXHIBIT A
Sinoenergy Corporation
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District
Beijing, P.R. China 100107

DB Trustees (Hong Kong) Limited
48th Floor, Cheung Kong Center
2 Queen’s Road Central Hong Kong

RE: Waiver by the Holders of US$14,000,000 Guaranteed Senior Convertible Notes Due 2012 (the “Waiver”)

Ladies and Gentlemen:

Reference is hereby made to the US$14,000,000 in aggregate principal amount of Guaranteed Senior Convertible Notes due 2012 (the “Notes”) issued by Sinoenergy Corporation, a Nevada corporation (the “Company”), pursuant to an indenture dated September 28, 2007 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), by and between the Company, Sinoenergy Holding Limited, a British Virgin Islands corporation as a guarantor, DB Trustees (Hong Kong) Limited, as trustee and collateral agent, and Deutsche Bank AG, Hong Kong Branch, as paying agent and conversion agent, pursuant to which the Company has agreed to exchange common stock par value US$.001 of the Company, for the Notes on the terms and conditions set forth in the Indenture. For the purposes of this Waiver, all capitalized terms used herein without definition shall have the respective meanings set forth or referred to in the Indenture.

Subject to the conditions set forth in this Waiver and otherwise notwithstanding the provisions of the Indenture, we, as the holders of all of the aggregate principal amount of outstanding Notes, hereby agree to waive the adjustment of the Conversion Rate which is otherwise required pursuant to Section 14.05(i) of the Indenture due to the occurrence of a Financial and Operational Trigger for the twelve-month period ending December 31, 2007. No Waiver is otherwise granted with respect to any Financial and Operational Trigger, other than that relating to the twelve-month period ending December 31, 2007.

This Waiver and all matters arising out of or relating to this Waiver shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles. This Waiver may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Either party may enter into this Waiver by signing any such counterpart and each counterpart shall be as valid and effectual as if executed as an original.

This Waiver (or any portion hereof) shall not be deemed to be superseded by any other letter or documentation, unless such letter or documentation is executed by the parties hereto and expressly makes reference to this Waiver and states that this Waiver (or specific portion hereof) is superseded thereby.

[Remainder of Page Intentionally Left Blank]

EXHIBIT A

IN WITNESS WHEREOF, the undersigned have caused this Waiver to be executed and delivered as of the date first above written.
ABAX LOTUS LTD.

By:

Name:

Title:	Authorized Signatory

CCIF PETROL LIMITED

By:

Name:

Title:	Authorized Signatory

Sinoenergy Corporation
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District
Beijing, P.R. China 100107

DB Trustees (Hong Kong) Limited
48th Floor, Cheung Kong Center
2 Queen’s Road Central Hong Kong

RE: Waiver by the Holders of US$14.000.000 Guaranteed Senior Convertible Notes Due 2012 (the “Waiver”)

Ladies and Gentlemen:

Reference is hereby made to the US$14,000,000 in aggregate principal amount of Guaranteed Senior Convertible Notes due 2012 (the “Notes”) issued by Sinoenergy Corporation, a Nevada corporation (the “Company”), pursuant to an indenture dated September 28, 2007 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), by and between the Company, Sinoenergy Holding Limited, a British Virgin Islands corporation as a guarantor, DB Trustees (Hong Kong) Limited, as trustee and collateral agent, and Deutsche Bank AG, Hong Kong Branch, as paying agent and conversion agent, pursuant to which the Company has agreed to exchange common stock par value US$.001 of the Company, for the Notes on the terms and conditions set forth in the Indenture. For the purposes of this Waiver, all capitalized terms used herein without definition shall have the respective meanings set forth or referred to in the Indenture.

Subject to the conditions set forth in this Waiver and otherwise notwithstanding the provisions of the Indenture, we, as the holders of all of the aggregate principal amount of outstanding Notes, hereby agree to waive the adjustment of the Conversion Rate which is otherwise required pursuant to Section 14.05(i) of the Indenture due to the occurrence of a Financial and Operational Trigger for the twelve-month period ending December 31, 2007. No Waiver is otherwise granted with respect to any Financial and Operational Trigger, other than that relating to the twelve-month period ending December 31,2007.

This Waiver and all matters arising out of or relating to this Waiver shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles. This Waiver may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Either party may enter into this Waiver by signing any such counterpart and each counterpart shall be as valid and effectual as if executed as an original.

This Waiver (or any portion hereof) shall not be deemed to be superseded by any other letter or documentation, unless such letter or documentation is executed by the parties hereto and expressly makes reference to this Waiver and states that this Waiver (or specific portion hereof) is superseded thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Waiver to be executed and delivered as of the date first above written.

ABAX LOTUS LTD.

By:
Name:

Title:	Authorized Signatory

CCIF PETROL LIMITED
By::

Name:
Title:	Authorized Signatory